Exhibit 99.1

CON-WAY INC.
2855 CAMPUS DRIVE, SUITE 300
SAN MATEO, CA 94403
(650) 378-5200
                                                                NEWS RELEASE


                                                                   Contacts:

                                                Media - Gary Frantz
                                                               (650) 378-5335

                                                Investors - Patrick Fossenier
                                                               (650) 378-5353



CON-WAY INC. ANNOUNCES CHANGES TO EMPLOYEE PENSION PROGRAM, EXPANDED FUNDING

                       FOR 40I(K) RETIREMENT BENEFITS



SAN MATEO, Calif. - October 17, 2006-Con-way Inc. (NYSE:CNW) announced today that its Board of Directors has approved changes to the company's pension and retirement benefits programs. The changes are intended to preserve and protect the retirement benefits earned by existing employees under the company's defined benefit pension plan, while introducing an expanded defined contribution plan that will provide additional company funds for employee

401(k) savings accounts, and a larger company match on employee 401(k)

contributions.



The enhanced retirement benefits program approved by the Board has the following major provisions, which take effect January 1, 2007:



*  As of December 31, 2006 no new employees will be eligible to join the defined benefit pension plan.  Employees who are participants in the pension plan as of December 31 will retain all benefits and credited service time earned, with credited service capped as of December 31.

   Vesting rules do not change. As pay grows, the future pension benefit for eligible employees can continue to grow for the next 10 years, after which the benefit will be capped.  The company will continue to fund the pension plan with annual contributions sufficient to ensure future benefit obligations are met.



*  Benefits paid under the pension plan are determined based on years of credited service and final average pay.  Final average pay will be calculated from the five highest years of earnings in the past 10 years preceding retirement. The average pay calculation will include regular pay and incentive compensation paid to the employee.



*  The company's matching contribution to the employee's 401(k) account will double from the current level of 50 percent of the first 3 percent of the employee's pay, to 50 percent of the first 6 percent.



*  The company will make a new Basic Contribution to the 401(k) accounts of all employees. This new contribution will equal 3 to 5 percent of the employee's pay, depending on years of service. The contribution will be paid quarterly in every succeeding year of employment, and will vest immediately. This is in addition to the regular company matching contribution.



*  The company will make a new Transition Contribution to the 401(k) accounts of qualifying employees.  The Transition Contribution amount will equal 1 to 3 percent of the employee's pay, depending on combined age and years of service as of December 31, 2006.  The contribution will be paid quarterly in every succeeding year of employment. This new contribution will vest immediately, and is in addition to the regular company matching contribution.



*  For qualifying employees age 45 and older, with a minimum five years of service, the company is increasing its contribution to the employee's retiree health savings account.



*  The company will introduce a new supplemental retirement savings plan,

   which is an additional retirement savings vehicle designed to enable all employees to fully benefit from these changes.



"Our pension plan is well funded and on solid financial ground," said Douglas

W. Stotlar, Con-way president and CEO. "We are taking these steps today to ensure that it remains so, while providing our employees with greatly enhanced benefits in an expanded retirement savings program that rivals the best in any industry."



The changes are intended to reduce the company's exposure to pension cost volatility and make pension plan expenses more predictable. "Pension plans are under pressure from market forces and legislative and regulatory mandates," Stotlar noted. "With the changes announced today, we're in a better position to manage the challenges, while continuing to provide eligible employees with a pension benefit as part of their overall retirement package."



"This is a prudent decision for our employees and our collective future,"

Stotlar said. "It  preserves pension benefits already earned, increases the company's cash contributions to employee 401(k) accounts, and provides a more flexible and valuable mechanism for employees to save towards retirement."



 "Our objective is to ensure that Con-way remains a financially strong service leader, providing good, stable jobs and a competitive retirement plan for our employees, as well as consistent returns for shareholders, not only today, but tomorrow and for many years to come," he concluded.



The company said the pension plan changes and the transition to the expanded

Retirement Savings Plan with its enhanced 401(k) features will result in a nominal increase in pension and retirement expense for 2007, which should moderate in future years.  The cash flow effect of the changes is expected to be neutral as well.  For 2006, the company will make a total of $75 million in contributions to the defined benefit pension plan.



Con-way Inc. (NYSE:CNW) is a $ 4.2 billion freight transportation and logistics company with businesses in less-than-truckload and full truckload freight services, brokerage, logistics, warehousing, supply chain management and trailer manufacturing. The company and its subsidiaries operate across

North America and in 20 countries. Further information about Con-way Inc. and additional press releases are available via the Internet at www.con-way.com.



FORWARD-LOOKING STATEMENTS


Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any claims that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements of estimates or belief and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of Con-way's customers and their ability to pay for services rendered, increasing competition and pricing pressure, availability of fuel and changes in fuel prices or fuel surcharges, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility that Con-way may, from time to time, be required to record impairment charges for long-lived assets, the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including defaults resulting from unusual charges), and the possibility that Con-way may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations, environmental and tax matters, matters relating to the 1996 spin-off of Consolidated Freightways Corporation (CFC), including the possibility that CFC's multi-employer pension plans may assert claims against Con-way, matters relating to the sale of Menlo Worldwide Forwarding, Inc., including Con-way's obligation to indemnify the buyer for certain losses in connection with the sale, matters relating to GM's exercise of its call right to purchase Vector SCM, LLC and matters relating to Con-way's defined benefit pension plans. The factors included herein and in Item 7 of Con-way's 2005 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.